EXHIBIT 99.1

WIRELESS FACILITIES ANNOUNCES SEQUENTIAL AND YEAR-OVER-YEAR INCREASES IN

REVENUE AND NET INCOME

Net Income up 20% Sequentially to $0.07 per diluted share; Cash Flows from Operations Increased to $10 million

San Diego, CA, August 4, 2003 – Wireless Facilities, Inc. (WFI) (NASDAQ: WFII), a global leader in the design, deployment, integration and management of wireless telecommunications networks and security systems, today released financial results for the second quarter ended June 30, 2003.

Revenue for the second quarter of 2003 totaled $56.8 million, an increase of 5.4 percent compared to the $53.9 million reported in the first quarter of 2003 and an increase of 21.4 percent compared to the $46.8 million reported in the same quarter last year.

Net income for the second quarter of 2003 increased 20.0 percent to $4.8 million, or $0.07 per diluted share, compared to net income of $4.0 million, or $0.06 per diluted share for the first quarter of 2003. Net income for the second quarter of 2003 was 118.2% higher than the $2.2 million, or $0.04 per diluted share for the second quarter of 2002.

“Once again, WFI continues to produce quarterly sequential improvements in nearly every financial metric,” said Terry Ashwill, Executive Vice President and Chief Financial Officer of WFI. Highlights of the financial results for the second quarter of 2003 are as follows:

•	Revenue, gross profit, operating income and net income increased for the fifth consecutive quarter.

•	SG&A expense, net of the provision for doubtful accounts, as a percent of revenue decreased from the preceding quarter, and was the second lowest in three years.

•	Cash, cash equivalents and short-term investments increased by $14.9 million from $102.3 million at March 31, 2003 to $117.2 million at June 30, 2003.

•	Cash flows from operations were $10.0 million, double the amount of the prior quarter and the eighth consecutive quarter of positive cash flows from operations.

•	WFI continues to have no outstanding debt at June 30, 2003 (other than capital lease obligations totaling $1.7 million).

•	Stockholders’ equity increased to $207.2 million and now represents 79.8 percent of WFI’s total balance sheet.

“Our operating strategies once again translated into exceptional results,” said Dr. Masood Tayebi, Chief Executive Officer and Chairman of WFI. “We believe our ongoing efforts to manage our business based on the strength of our core competencies and market opportunities, especially related to our Enterprise Solutions and Outsourcing business groups, should continue to produce results that grow and add value to our Company.”

About Wireless Facilities

As a global leader in telecommunications outsourcing, Wireless Facilities, Inc. designs, deploys, integrates and manages wireless networks and specialized security systems for some of the largest wireless telecommunication carriers, wireless equipment vendors and general contractors worldwide. Specializing in network architecture and dimensioning of mobile and high speed wireless data systems, including third generation (3G) networks, WFI provides a complete range of network services—from business and market planning to RF engineering, fixed network engineering, IP and data engineering, site acquisition and development, installation, optimization and maintenance.

The financial results for WFI’s 53 week fiscal years and 14 week fiscal quarters will not be exactly comparable to the Company’s 52 week fiscal years and 13 week fiscal quarters. The quarters presented in this press release are comparable. For presentation purposes, all fiscal periods presented or discussed in this release have been presented as ending on the last day of the nearest calendar month. For example, WFI’s second quarter ended on June 27, 2003, but the Company presents the quarter as ending on June 30, 2003.

WFI is headquartered in San Diego and has performed work in over 100 countries since the Company was founded in late 1994. The Company has offices in Dallas, Chicago, Seattle, Reston, Montvale, London, Gothenburg, Stockholm, Mexico City, São Paulo, and Beijing. News and information are available at www.wfinet.com.

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements including, without limitation, express or implied statements concerning the Company’s expectations regarding future financial performance and market developments that involve risks and uncertainties. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: changes in the scope or timing of the Company’s projects; continued and additional slowdowns in telecommunications infrastructure spending in the United States and globally, which could delay network deployment and reduce demand for the Company’s services; the timing, rescheduling or cancellation of significant customer contracts and agreements, or consolidation by or the loss of key customers; the adoption rate of new wireless data services; potential losses or lost opportunities arising from the Company’s operation of its variable cost model; potential write-offs of goodwill and other long-lived assets; financial constraints on our customers that could cause us to write off accounts receivable or terminate contracts; failure to successfully consummate acquisitions or integrate acquired operations; changes in the Company’s effective income tax rate; the rate of adoption of telecom outsourcing by network carriers and equipment suppliers; the rate of growth of adoption of WLAN and wireless security systems by enterprises; and competition in the marketplace which could reduce revenues and profit margins. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K filed on March 21, 2003 and in other filings made with the Securities and Exchange Commission.

WIRELESS FACILITIES, INC.

Unaudited Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three months ended,
	March 31, 2003	June 30, 2003
Revenues	$53.9	$56.8
Cost of revenues	39.0	39.8

Gross profit	14.9	17.0

Selling, general and administrative expenses	11.3	11.2
Provision for doubtful accounts	(1.3)	(0.9)
Depreciation and amortization	1.7	1.7

Operating income	3.2	5.0
Other income (expense)	0.8	(0.2)

Income before income taxes and minority interest	4.0	4.8
Provision for income taxes	—	—

Net income	$4.0	$4.8

Net income per common share:
Basic	$0.08	$0.09

Diluted	$0.06	$0.07

Weighted-average common shares outstanding:
Basic	49.3	51.1

Diluted	68.7	72.3

WIRELESS FACILITIES, INC.

Unaudited Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Six months ended,
	June 30, 2002	June 30, 2003
Revenues	$86.9	$110.7
Cost of revenues	64.2	78.8

Gross profit	22.7	31.9

Selling, general and administrative expenses	46.1	22.5
Provision for doubtful accounts	10.0	(2.2)
Depreciation and amortization	4.3	3.4
Impairment charges	21.1	—

Operating income (loss)	(58.8)	8.2
Other income (expense)	(0.6)	0.6

Income (loss) before income taxes	(59.4)	8.8
Provision for income taxes	10.1	—

Net income (loss)	$(69.5)	$8.8

Net income (loss) per common share:
Basic	$(1.46)	$0.18

Diluted	$(1.46)	$0.12

Weighted-average common shares outstanding:
Basic	47.7	50.2

Diluted	47.7	70.6

WIRELESS FACILITIES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In millions)

	March 31, 2003	June 30, 2003
Assets
Current assets:
Cash and cash equivalents	$102.3	$104.2
Short-term investments	—	13.0
Accounts receivable, net	61.9	61.3
Accounts receivable – related party	0.6	0.7
Contract management receivables, net	2.7	1.2
Prepaid expenses	1.7	1.5
Employee loans and advances	0.3	0.6
Other current assets	2.7	4.3

Total current assets	172.2	186.8
Property and equipment, net	12.1	12.6
Goodwill and other intangibles, net	43.6	47.7
Deferred tax assets, net	4.0	4.0
Investments in unconsolidated affiliates	8.1	8.1
Employee loans and advances, net of current portion	0.5	—
Other assets	0.3	0.3

Total assets	$240.8	$259.5

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8.2	$10.3
Accrued expenses	18.6	19.8
Accounts payable – related party	0.5	0.3
Contract management payables	5.5	2.5
Billings in excess of costs	3.1	5.0
Income taxes payable, net	3.0	2.7
Capital lease obligations	1.8	1.2
Accrual for unused office space	1.6	1.6

Total current liabilities	42.3	43.4

Capital lease obligations, net of current portion	0.5	0.5
Accrual for unused office space, net of current portion	7.4	6.7
Other liabilities	1.3	1.4

Total liabilities	51.5	52.0

Minority interest in subsidiary	0.3	0.3

Stockholders’ equity	189.0	207.2

Total liabilities and stockholders’ equity	$240.8	$259.5